Exhibit 99.1
Report of Independent Registered Public Accounting Firm
Legacy Reserves, LP
Midland, Texas
     We have audited the accompanying statement of revenues and direct operating expenses of the oil and natural gas properties (the “Raven OBO Properties”), as defined in Note 1, acquired on August 3, 2007 by Legacy Reserves LP (the Company) for the year December 31, 2006. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.
     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Raven OBO Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the internal controls over financial reporting associated with the Raven OBO Properties. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
     The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and is not intended to be a complete presentation of the results of operations of the Raven OBO Properties.
     In our opinion, the statement of revenues and direct operating expenses referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Raven OBO Properties for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.
/s/ BDO Seidman, LLP

Houston, Texas
October 16, 2007

RAVEN OBO PROPERTIES
STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
OIL AND NATURAL GAS PROPERTIES ACQUIRED FROM
RAVEN RESOURCES, LLC

	Year ended
	December 31,	Six months ended June 30,
	2006	2006	2007
		(Unaudited)
Revenues — oil and natural gas sales	$6,052,994	$3,090,135	$2,721,249

Direct operating expenses:
Production and other taxes	433,377	221,266	189,245
Lease operating expenses	1,627,765	807,977	967,658

Total direct operating expenses	2,061,142	1,029,243	1,156,903

Revenues in excess of direct operating expenses	$3,991,852	$2,060,892	$1,564,346

See accompanying notes to statements of revenues and direct operating expenses.

RAVEN OBO PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(1) Basis of Presentation
     The accompanying financial statements present the revenues and direct operating expenses of the oil and natural gas properties (the “Raven OBO Properties”) acquired pursuant to the Purchase and Sale Agreement dated July 11, 2007 by Legacy Reserves Operating LP, the wholly owned subsidiary of Legacy Reserves LP (“Legacy” or the “Company”), from Raven Resources, LLC (“Raven”), for the period January 1, 2006 through June 30, 2007. The Raven OBO Properties were purchased by the Company on August 3, 2007, for $20.3 million. The adjusted net cash purchase price was $19.94 million prior to post-closing adjustments to be made within 90 days of closing. The Raven OBO Properties consist of working interests in 450 non-operated wells in 98 separate properties located in Alabama, Arkansas, Colorado, Mississippi, North Dakota, New Mexico, Oklahoma, Texas and Wyoming.
     The accompanying statements of revenues and direct operating expenses of the Raven OBO Properties do not include indirect general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes. Management of the Company believes historical expenses of this nature incurred by Raven in the properties are not indicative of the costs to be incurred by the Company.
     Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on Raven OBO Properties’ share of any given period’s production multiplied times the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Raven OBO Properties including production taxes, lifting costs, gathering, well repair and well workover costs. Direct costs do not include general corporate overhead.
     Historical financial information reflecting financial position, results of operations, and cash flows of the Raven OBO Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by Raven. Other assets acquired and liabilities assumed were not material. In addition, the Raven OBO Properties were a part of a larger enterprise prior to the acquisition by the Company, and representative amounts of indirect general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not necessarily allocated to the Raven OBO Properties acquired, nor would such allocated historical costs be relevant to future operations of the Raven OBO Properties. The historical statements of revenues and direct operating expenses of Raven’s interest in the Raven OBO Properties are presented in order to substantially comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.
     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
     The statements of revenues and direct operating expenses of the Raven OBO Properties for the six months ended June 30, 2006 and 2007 are unaudited. In the opinion of the Company’s management, such statements include the adjustments and accruals which are necessary for a fair presentation of results for the Raven OBO Properties. These interim results are not necessarily indicative of results for a full year.

RAVEN OBO PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)
(2) Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)
     The following reserve estimates have been prepared by the Company’s internal petroleum engineer as of December 31, 2006 and 2005. These reserve estimates have been prepared in compliance with the Securities and Exchange Commission rules based on year-end prices for oil and natural gas with appropriate adjustments by property for location, quality, gathering and marketing adjustments.
(a)	Reserve Quantity Information
     Proved reserves are estimated quantities of crude oil and natural gas which geological and engineering data demonstrates with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.
     Below are the net quantities of net total proved reserves, and net proved developed reserves of the Raven OBO Properties. An analysis of the change in estimated quantities of reserves, all of which are located within the United States, is presented below.

		Natural
	Oil	Gas	NGL
	(MBbls)	(MMcf)	(MBbls)
Total Proved Reserves:
Balance, December 31, 2005	1,043	2,380	194
Revisions of previous estimates and improved recovery	(81)	(106)	1
Production	(69)	(201)	(11)

Balance, December 31, 2006	893	2,073	184

Proved Developed Reserves:
December 31, 2005	1,043	2,380	194
December 31, 2006	893	2,073	184
(b)	Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves
     The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves (“Standardized Measure”) is a disclosure requirement under Statement of Financial Accounting Standards No. 69. The Standardized Measure does not purport to be, nor should it be interpreted to present, the fair market value of the proved oil and natural gas reserves of the Raven OBO Properties. An estimate of fair market value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions. The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. The estimated future net cash flows are then discounted at a rate of 10%. No deduction has been made for general and administrative expenses, interest expense, depreciation, depletion and amortization or for

RAVEN OBO PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)
federal or state income taxes.
     The Standardized Measure (before income taxes) relating to proved oil and natural gas reserves are presented below (in thousands):

December 31,
2006
(in thousands)

Future production revenues	$71,096
Future costs:
Production	(35,318)
Development	(272)

Future net cash flows before income taxes	35,506
10% annual discount for estimated timing of cash flows	(17,565)

Standardized measure of discounted net cash flows	$17,941

     The Standardized Measure is based on the following oil and natural gas price realized over the life of the properties at the wellhead as of the following dates:

December 31,
2006

Oil (per Bbl)	$56.40
Natural Gas (per MMBtu)	$6.05
NGL (per Bbl)	$44.33

RAVEN OBO PROPERTIES
NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(continued)
     Changes in the Standardized Measure (before income taxes) relating to proved oil and natural gas reserves is as follows (in thousands):

Year ended
December 31,
2006
(in thousands)
Increase (decrease):

Sales, net of production costs	$(3,992)
Net change in sales prices, net of production costs	(4,480)
Revisions of previous estimates and improved recovery	(1,246)
Revisions of estimated development costs to be incurred	(258)
Previously estimated development costs incurred	44
Other	1,608
Accretion of discount	2,354

Net decrease	(5,970)
Standardized measure of discounted future net cash flows:
Beginning of year	23,911

End of year	$17,941

     Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree speculative and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations, reservoir behavior, equipment condition and other matters. Actual quantities of oil and natural gas produced in the future may differ materially from the amounts estimated.